Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                                   LEXENT INC.
            (Exact name of Registrant as specified in its charter)
Delaware                                                13-3990223
(State or other                                         (I.R.S. employer
jurisdiction of                                          identification number)
incorporation or
organization)                 Three New York Plaza
                            New York, New York 10004
                    (Address of Principal Executive Offices)
                                  ------------

              Lexent Inc. and its Subsidiaries Amended and Restated
           Stock Option and Restricted Stock Purchase Plan, as amended
                  Lexent Inc. 2001 Employee Stock Purchase Plan
                            (Full title of the plans)

                                 ------------

                            SIDNEY A. SAYOVITZ, ESQ.
                    Senior Vice President and General Counsel
                                   Lexent Inc.
                              Three New York Plaza
                            New York, New York 10004
                                 (212) 981-0700
(Name, address and telephone number, including area code, of agent for service)
                                  ------------

                                   Copies to:
                          JOSHUA A. LEUCHTENBURG, ESQ.
                  Reboul, MacMurray, Hewitt, Maynard & Kristol
                              45 Rockefeller Plaza
                              New York, N. Y. 10111

                         CALCULATION OF REGISTRATION FEE
===============================================================================

                                              Proposed    Proposed
                                              maximum     maximum
                              Amount          offering    aggregate   Amount of
Title of securities           to be           price per   offering    registra-
to be registered              registered (1)  share       price       tion fee
--------------------------------------------------------------------------------

Common Stock, $.001 par
value, issuable under
the Option Plan               1,200,000       $5.18(2)    $6,216,000

Common Stock, $.001 par
value, issuable under
the Purchase Plan             2,500,000       $4.40(3)    $11,000,000
--------------------------------------------------------------------------------

TOTAL:                                                    $17,216,000     $4,304

(1) This Registration Statement shall also cover any additional shares of Common Stock, $.001 par value ("Common Stock"), which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration and which results in an increase in the number of the outstanding shares of Common Stock.

(2) With respect to the 1,200,000 shares of Common Stock to be registered under the Lexent Inc. and its Subsidiaries Amended and Restated Stock Option and Restricted Stock Purchase Plan, as amended (the "Option Plan"), the estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), to be the average of the high and low price reported by the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") as of a date (May 30, 2001) within 5 business days prior to filing this Registration Statement, which average was $5.18 per share.

(3) With respect to the 2,500,000 shares of Common Stock to be registered under the Lexent Inc. 2001 Employee Stock Purchase Plan (the "Purchase Plan"), the estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(h) under the Securities Act to be an amount equal to the average of the high and low price reported by the National Market System of NASDAQ as of a date (May 30, 2001) within 5 business days prior to filing this Registration Statement, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the Purchase Plan. Such amount was $4.40 per share.

                                EXPLANATORY NOTE

          This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), and relates to the Registrant's Common Stock, $.001 par value ("Common Stock"), offered pursuant to the Registrant's Amended and Restated Stock Option and Restricted Stock Purchase Plan, as amended (the "Option Plan"), and 2001 Employee Stock Purchase Plan (the "Purchase Plan").


          The 1,200,000 shares of Common Stock registered hereunder to be offered pursuant to the Option Plan are additional shares authorized to be issued pursuant to that plan by the Registrant's Board of Directors on December 18, 2000, and by the Registrant's stockholders on May 3, 2001. The 8,700,000 shares originally authorized under the Option Plan were registered pursuant to the Registration Statement No. 333-45052 filed on September 1, 2000.

          The 2,500,000 shares of Common Stock registered hereunder to be offered to the Purchase Plan were authorized to be issued pursuant to that plan by the Registrant's Board of Directors on February 13, 2001, and by the Registrant's stockholders on May 3, 2001. No shares issued pursuant to the Purchase Plan have been registered previously.

                                     PART I

          Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.   Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference to this Registration
Statement:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

          (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001;

          (c) The description of securities to be registered contained in the Registrant's Registration Statement on Form 8-A, filed on July 27, 2000; and

          (d) All documents filed or subsequently filed by the Registrant with the Commission under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, are incorporated by reference.


ITEM 4.   Description of Securities.

          Not applicable.


ITEM 5.   Interests of Named Experts and Counsel.

          Not applicable.

ITEM 6.   Indemnification of Directors and Officers.

          The Company's Second Amended and Restated Certificate of Incorporation (the "Restated Certificate") and Bylaws provide that the Company shall indemnify to the fullest extent authorized by the Delaware General Corporation Law ("DGCL"), each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the Company or is or was serving as an officer or director of another entity at the request of the Company, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Restated Certificate and Bylaws provide that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that such advance payment will only be made upon delivery to the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification. If the Company does not pay a proper claim for indemnification in full within 60 days after a written claim for such indemnification is received by the Company, the Restated Certificate and Restated Bylaws authorize the claimant to bring an action against the Company and prescribe what constitutes a defense to such action.

          Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. If a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

          Pursuant to Section 102(b)(7) of the DGCL, the Restated Certificate eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit.

          The Company has primary and excess insurance policies insuring the directors and officers of the Company against certain liabilities that they may incur in their capacity as directors and officers. Under such policies, the insurers, on behalf of the Company, may also pay amounts for which the Company has granted indemnification to the directors or officers.

          For information regarding the Company's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 9 below.


ITEM 7.   Exemption from Registration Claimed.

          The securities that are to be reoffered or resold pursuant to this registration statement were issued to employees of the Company pursuant to employee benefit plans maintained by the Company in transactions that were exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) thereto and/or Rule 701 thereunder.


ITEM 8.   Exhibits.

     4.1 Lexent Inc. and its Subsidiaries Amended and Restated Stock Option and Restricted Stock Purchase Plan, as amended

     4.2  Lexent Inc. 2001 Employee Stock Purchase Plan

     5.1  Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol

     23.1 Consent of PricewaterhouseCoopers LLP, independent accountant

     23.2 Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (see
          Exhibit 5.1)

     24.1 Power of Attorney  (see Signature Page)


ITEM 9.   Undertakings.

     a)   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that its has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on this 30th day in May.

                                          LEXENT INC.


                                          By: /s/ KEVIN M. O'KANE
                                              ---------------------
                                          Kevin M. O'Kane
                                          Vice Chairman, President and Chief
                                            Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

          We the undersigned officers and directors of Lexent Inc., hereby severally constitute and appoint Kevin M. O'Kane and Hugh J. O'Kane, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signatures                   Title                            Date


 /s/ KEVIN M. O'KANE         President and Chief Executive    May 30, 2001
---------------------------  Officer (Principal executive
Kevin M. O'Kane              officer); Vice Chairman

/s/ JONATHAN H. STERN
---------------------------  Chief Financial Officer          May 30, 2001
Jonathan H. Stern            (Principal financial and
                             accounting officer)

/s/ HUGH J. O'KANE, JR.
---------------------------  Chairman                         May 30, 2001
Hugh J. O'Kane, Jr.

/s/ WALTER C. TEAGLE III
---------------------------  Executive Vice President and     May 30, 2001
Walter C. Teagle III         Director

/s/ PETER O. CRISP
---------------------------  Director                         May 30, 2001
Peter O. Crisp

/s/ L. WHITE MATTHEWS III
---------------------------  Director                         May 30, 2001
L. White Matthews III

/s/ RICHARD W. SMITH
---------------------------  Director                         May 30, 2001
Richard W. Smith


---------------------------  Director                         May   , 2001
Richard L. Schwob


                                  EXHIBIT INDEX

Exhibit   Description

4.1 Lexent Inc. and its Subsidiaries Amended and Restated Stock Option and Restricted Stock Purchase Plan, as amended

4.2       Lexent Inc. 2001 Employee Stock Purchase Plan

5.1       Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol

23.1      Consent of PricewaterhouseCoopers LLP, independent accountant

23.2      Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (see
          Exhibit 5.1)

24.1      Power of Attorney  (see Signature Page)